                                                                    Exhibit 99.1
                            JOINT FILERS' SIGNATURES
HOLLEY PARENT HOLDINGS, LLC
By: /s/ Vincent Taurassi
    -----------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 7/20/21
SENTINEL PARTNERS V, L.P.
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    -----------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 7/20/21
SENTINEL MANAGING COMPANY V, INC.

By: /s/ Vincent Taurassi
    -----------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 7/20/21
SENTINEL CAPITAL PARTNERS V, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    -----------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 7/20/21

SENTINEL CAPITAL PARTNERS V-A, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    -----------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 7/20/21

SENTINEL CAPITAL INVESTORS V, L.P.
By: Sentinel Partners V, L.P.
its general partner
By: Sentinel Managing Company V, Inc.
its general partner

By: /s/ Vincent Taurassi
    -----------------------------------------
Name: Vincent Taurassi
Title: Attorney-in-Fact
Date: 7/20/21